EXHIBIT 99.1

September 28, 2009

Re: Member Director Election Results

Dear Seattle Bank Members,

The Seattle Bank is pleased to announce the results of its 2009 Board of Directors election for member directors in Alaska, Hawaii, and Utah.

  Craig E. Dahl, president, chief executive officer and director of Alaska Pacific Bancshares, Inc. in Juneau, Alaska, was re-elected to represent Alaska members for a four-year term expiring December 31, 2013.
  Russell J. Lau, vice chairman and chief executive officer of Finance Factors, Ltd. of Honolulu, Hawaii, was re-elected to represent Hawaii members for a four-year term expiring December 31, 2013.
  James G. Livingston, Ph.D., vice president, Investments Division, of Zions First National Bank, was re-elected to represent Utah members for a four-year term expiring December 31, 2013.

Each of these directors ran for re-election unopposed.

As disclosed in the Seattle Bank's SEC Form 10-Q for Quarter Ended June 30, 2009, the Federal Housing Finance Agency's annual designation of directorships for the Federal Home Loan Banks will reduce the size of the Seattle Bank's Board of Directors from 17 to 16 directors, effective January 1, 2010. The Finance Agency reduced the size of several of the Federal Home Loan Banks boards and, in making its determination for the Seattle Bank, chose to eliminate the member director seat with the shortest remaining term in the state of Washington. As a result, Harold B. Gilkey, chairman and chief executive officer of Sterling Financial Corporation and vice chair of Sterling Savings Bank in Spokane, Washington, will be leaving our board effective December 31, 2009.

We congratulate Director Dahl, Director Lau, and Director Livingston on their re-election to our board, and we extend our sincere appreciation to Director Gilkey for his seven years of service as a Seattle Bank director.

Currently, the Seattle Bank has two independent director positions up for election: one public-interest director position and one non-public interest director position. Ballots for this election will be mailed to eligible voting members on Monday, September 28. We strongly encourage member participation in this election as a nominee must receive at least 20 percent of the total number of votes eligible to be cast in order to be elected. If either candidate fails to receive the requisite 20 percent of eligible votes, the Seattle Bank will have to conduct a new election. We ask that you return your institution's completed ballot to the Seattle Bank on or before October 29, 2009, to ensure it can be counted. A return envelope will be included in the ballot package to expedite this process.

We appreciate your participation in the director election process and your ongoing support of the Seattle Bank.

Sincerely,

/s/ Richard M. Riccobono

Richard M. Riccobono
President and CEO

This Member News contains forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties. Actual performance may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, changes in general economic and market conditions (including effects on, among other things, mortgage-related securities), the Seattle Bank's ability to meet adequate capital levels, regulatory and legislative actions and approvals (including those of the Finance Agency), business and capital plan adjustments and amendments, accounting adjustments or requirements (including changes in assumptions and estimates used in our financial models), demand for advances, changes in our membership profile or the withdrawal of one or more large members, shifts in demand for our products and consolidated obligations, competitive pressure from other Federal Home Loan Banks and alternative funding sources, interest-rate volatility, changes in projected business volumes, our ability to appropriately manage our cost of funds, and the cost-effectiveness of our funding, hedging and asset-liability management activities. Additional factors are discussed in the Seattle Bank's 2008 annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC. The Seattle Bank does not undertake to update any forward-looking statements made in this announcement.